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                                                                    EXHIBIT 99.1


NEWS RELEASE
                                                     EASTERLY
                                                INVESTOR RELATIONS


                   Client:  Rutherford-Moran Oil Corporation

FOR IMMEDIATE RELEASE            Contacts:      Dave Chavenson, CFO
                                                Rutherford-Moran Oil Corporation
                                                713-622-555

                                                Ken Dennard, Managing Partner
                                                Easterly Investor Relations
                                                713-529-6600


                     RUTHERFORD-MORAN OIL CORPORATION SETS
                        ANNUAL STOCKHOLDER MEETING DATE

SEPTEMBER 24, 1998 -- HOUSTON, TEXAS -- Rutherford-Moran Oil Corporation (NASDAQ:RMOC) today announced that its 1998 Annual Meeting of Stockholders will be held at 9:00 a.m. on December 15, 1998 at the Sheraton Luxury Collection
Hotel in Houston, Texas.   The Company previously delayed its
Annual Meeting of Stockholders from May 1998 while it continues to explore various strategic alternatives, including the possible merger or sale of the company.

         Written notice of stockholder proposals must be delivered to or mailed and received by the Secretary of the Company at the Company's principal executive offices no later than October 8, 1998 (1) for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting and (2) for any proposal to be properly brought before the Annual Meeting in accordance with Section 12 of the Company's by-laws.

         Also, unless the Company has notice, prior to October 8, 1998, of a matter to come before the meeting, the Company's proxy for the meeting will confer discretionary authority to vote on such matter.

     Rutherford-Moran Oil Corporation is an independent energy company that concentrates its activities in Southeast Asia. Currently the company's exploration and development activities are entirely in the Gulf of Thailand and are conducted through its subsidiary, Thai Romo Limited, a Limited liability company existing under the laws of Thailand. Additional exploration opportunities are currently being reviewed in other areas of Southeast Asia.

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